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                                                                    Exhibit 11.3
                             THERATX, INCORPORATED
                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                     (In thousands, except per share data)
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                                                                                                   SIX MONTHS
                                                                                                     ENDED
                                                                                                    JUNE 30,
                                                                                                      1995
                                                                                                  ------------
PRIMARY
  Weighted average common stock outstanding during the period . . . . . . . . . . . . . . . .          20,196
  Dilutive effect of common stock equivalents . . . . . . . . . . . . . . . . . . . . . . . .             490
                                                                                                   ----------
    Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          20,686
                                                                                                   ==========

  Income before extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $     5,896
  Extraordinary item, net of income taxes . . . . . . . . . . . . . . . . . . . . . . . . . .            (428)
                                                                                                   ----------
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $     5,468
                                                                                                   ==========
Earnings per share:
  Income before extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $      0.28
  Extraordinary item, net of income taxes   . . . . . . . . . . . . . . . . . . . . . . . . .           (0.02)
                                                                                                   ----------
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $      0.26
                                                                                                   ==========
FULLY DILUTED
  Weighted average common stock outstanding during the period   . . . . . . . . . . . . . . .          20,196
  Dilutive effect of common stock equivalents   . . . . . . . . . . . . . . . . . . . . . . .             490
                                                                                                   ----------
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          20,686
                                                                                                   ==========

  Income before extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $     5,896
  Extraordinary item, net of income taxes   . . . . . . . . . . . . . . . . . . . . . . . . .            (428)
                                                                                                   ----------
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $     5,468
                                                                                                   ==========
Earnings per share:
  Income before extraordinary item  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $      0.28
  Extraordinary item, net of income taxes   . . . . . . . . . . . . . . . . . . . . . . . . .           (0.02)
                                                                                                   ----------
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $      0.26
                                                                                                   ==========


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